EX-99.p.2

APPENDIX C

HORIZONS ETFs MANAGEMENT (USA) LLC

Personal Investment and Trading Policy,
Statement on Insider Trading
and
Code of Ethics Pursuant to
Rules 204A-1 and 204-2 under the Investment Advisers Act of 1940, as amended, and Rule 17j-1 under the Investment Company Act of 1940, as amended

I.	DEFINITIONS

A.           Access Person.  The term “Access Person” means (i) any Supervised Person who (1) has access to nonpublic information regarding a Client’s purchase or sale of securities; (2) has access to nonpublic information regarding the portfolio holdings of any Reportable Fund; (3) is involved in making Securities recommendations to Clients or who has access to such recommendations that are nonpublic and (ii) all of the directors, officers or partners of Horizons USA.  By way of example, Access Persons include portfolio management personnel, research analysts, and those who communicate with investors.  Administrative, technical, and clerical personnel may also be Access Persons if their functions or duties provide them with access to nonpublic information.  Horizons USA deems all Supervised Persons to be Access Persons.

B.           Advisers Act.  The term “Advisers Act” means the Investment Advisers Act of 1940, as amended.

C.           Automatic Investment Plan.  An “Automatic Investment Plan” is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts according to a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

D.           Beneficial Ownership.  You will be considered to have “Beneficial Ownership” in a Security if: (i) you have a Pecuniary Interest in such Security; (ii) you have voting power with respect to the Security, meaning the power to vote or direct the voting of such Security; or (iii) you have the power to dispose, or direct the disposition of, such Security.  If you have any question about whether an interest in a Security or an account constitutes Beneficial Ownership of that Security, you should contact the Chief Compliance Officer.

E.           Chief Compliance Officer.  The “Chief Compliance Officer” is Andrew Nathanson.

F.           Client.  The term “Client” means any investment entity or account advised or managed by Horizons USA, including any pooled investment vehicle advised by Horizons USA.

G.           Commission.  The term “Commission” means the U.S. Securities and Exchange Commission.

H.           Exchange Act.  The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

I.           Federal Securities Laws.  The term “Federal Securities Laws” means the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, the Investment Company Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

J.           Initial Public Offering.  The term “Initial Public Offering” means an offering of Securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

K.           Investment Company Act.  The term “Investment Company Act” means the Investment Company Act of 1940, as amended.

L.           Limited Offering.  The term “Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereof or pursuant to Rule 504, Rule 505 or Rule 506 thereunder.

M.           Horizons USA.  The term “Horizons USA” means Horizons ETFs Management (USA) LLC, a registered investment adviser.

N.           Non-Reportable Securities.  The term “Non-Reportable Securities” means:  (i) direct obligations of the U.S. Government; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by open-end funds registered under the Investment Company Act, other than Reportable Funds; and (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

O.           Pecuniary Interest.  You will be considered to have a “Pecuniary Interest” in a Security if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such Security. The term “Pecuniary Interest” is construed very broadly. The following examples illustrate this principle:  (i) ordinarily, you will be deemed to have a “Pecuniary Interest” in all Securities owned by members of your Immediate Family who share the same household with you; (ii) if you are a general partner of a general or limited partnership, you will be deemed to have a “Pecuniary Interest” in all Securities held by such partnership; (iii) if you are a shareholder of a corporation or similar business entity, you will be deemed to have a “Pecuniary Interest” in all Securities held by the corporation if you are a controlling shareholder or have or share investment control over the corporation’s investment portfolio; (iv) if you have the right to acquire equity Securities through the exercise or conversion of a derivative Security, you will be deemed to have a Pecuniary Interest in such Securities, whether or not your right is presently exercisable; (v) if you are a member-manager of a limited liability company, you will be deemed to have a “Pecuniary Interest in the Securities held by such limited liability company; and (vi) ordinarily, if you are a trustee or beneficiary of a trust, where either you or members of your Immediate Family have a vested interest in the principal or income of the trust, you will be deemed to have a “Pecuniary Interest” in all Securities held by that trust.  For purposes of this Policy, Statement and Code, the term “Immediate Family” includes a Supervised Person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in- law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.  If you have any question about whether an interest in a Security or an account constitutes a Pecuniary Interest, you should contact the Chief Compliance Officer.

P.           Registered Fund. The term “Registered Fund” means an investment company registered under the Investment Company Act.

Q.           Related Adviser.  The term “Related Adviser” means an affiliated investment adviser as defined under the Investment Company Act that shares the same principal office and place of business or has entered into a participating affiliate arrangement with Horizons USA.

R.           Reportable Fund.  The term “Reportable Fund” means (i) any Registered Fund for which Horizons USA serves as investment adviser; or (ii) any Registered Fund the investment adviser or principal underwriter for which controls Horizons USA, is controlled by Horizons USA or is under common control with Horizons USA.  As used in this definition, the term control has the same meaning as it does in Section 2(a)(9) of the Investment Company Act.

S.           Reportable Security.  The term “Reportable Security” includes all Securities other than Non-Reportable Securities.

T.           Securities Act.  The term “Securities Act” means the Securities Act of 1933, as amended.

U.           Security.  The term “Security” has the same meaning as it has in Section 202(a)(18) of the Advisers Act.  For purposes of this Policy, Statement and Code, the following are Securities:

Any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.  Any securities-based swap agreement also will be considered a Security for purposes of this Policy, Statement and Code. “Security” also includes a right to acquire a Security, as well as an interest in a collective investment vehicle (such as a limited partnership or limited liability company).

The following are not Securities:

Commodities, futures and options traded on a commodities exchange, including currency futures.  (Futures and options on any group or index of Securities are Securities, however.)

V.           Supervised Person.  The term “Supervised Person” means (i) any partner, director or officer of Horizons USA, or other person occupying a similar status or performing similar function; (ii) employees of Horizons USA; and (iii) any other persons who provide advice on behalf of Horizons USA and are subject to Horizons USA’s supervision and control.

II.	PERSONAL INVESTMENT AND TRADING POLICY

A.           General Statement

Horizons USA seeks to foster and maintain a reputation for honesty, integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in Horizons USA are highly valued and must be protected. As a result, Horizons USA and its Supervised Persons must not act or behave in any manner or engage in any activity that (1) creates even the suspicion or appearance of the misuse of material, nonpublic information by Horizons USA or any Supervised Person, (2) gives rise to, or appears to give rise to, any breach of fiduciary duty owed to any Client or investor, or (3) creates any actual or potential conflict of interest, or even the appearance of a conflict of interest, between any Client, on the one hand, and Horizons USA or any Supervised Person, on the other hand.

In addition, the Federal Securities Laws require that investment advisers maintain a record of every transaction in any Security (with certain exceptions, as described below) in which any Access Person acquires or disposes of Beneficial Ownership of such Security and such Security is or was held in an account over which the Access Person has direct or indirect influence or control.  Mirae deems all Supervised Persons to be Access Persons; therefore the personal trading policies apply to all Supervised Persons.

Horizons USA has developed the following policies and procedures relating to personal trading in Securities and the reporting of such personal trading in Securities in order to ensure that each Supervised Person satisfies the requirements of this Policy, Statement and Code.

B.           Requirements of this Policy, Statement and Code

1.           Duty to Comply with Applicable Laws.

All Supervised Persons are required to comply with the Federal Securities Laws, the fiduciary duty owed by Horizons USA to its Clients, and this Policy, Statement and Code.

2.           Duty to Report Violations.

Each Supervised Person is required by law to promptly notify the Chief Compliance Officer in the event such Supervised Person knows or has reason to believe that such Supervised Person or any other Supervised Person has violated any provision of this Policy, Statement and Code.  If a Supervised Person knows or has reason to believe that the Chief Compliance Officer has violated any provision of this Policy, Statement and Code, such Supervised Person must promptly notify the Chief Financial Officer, and is not required to so notify the Chief Compliance Officer.

Horizons USA is committed to fostering a culture of compliance.  Horizons USA therefore urges you to contact the Chief Compliance Officer if you believe you have any reason to do so.  You will not be penalized and your status at Horizons USA will not be jeopardized by communicating with the Chief Compliance Officer.  Reports of violations or suspected violations also may be submitted anonymously to the Chief Compliance Officer.  Any retaliatory action taken against any person who reports a violation or a suspected violation of this Policy, Statement and Code is itself a violation of this Policy, Statement and Code and cause for appropriate corrective action, including dismissal.

3.           Duty to Provide Copy of the Code of Ethics and Related Certification.

Horizons USA shall provide all Supervised Persons with a copy of this Policy, Statement and Code and all subsequent amendments hereto.  By law, all Supervised Persons must in turn provide written acknowledgement to the Chief Compliance Officer of their initial receipt and review of this Policy, Statement and Code, their annual review of this Policy, Statement and Code and their receipt and review of any subsequent amendments to this Policy, Statement and Code.

Due to the relationship between Horizons USA and its affiliated investment advisers, some of its employees may share employment relationships with such affiliates.  The Chief Compliance Officer may rely on the certifications provided by such shared employees in connection with their employment with the affiliated investment advisers as long as the (1) employees receive and adhere to this Code of Ethics; (2) the policies and procedures of the affiliated investment adviser is substantially similar to those set forth in this Code of Ethics; (3) the Chief Compliance Officer of such affiliated investment advisers attests in writing that the shared employees have provided the required certifications to their attention and (4) documentation of such attestations and certifications are readily available upon request.

C.           Restrictions on Supervised Persons Trading in Securities

1.           General Statement

No Supervised Person may engage in a transaction in a Security that is also the subject of a transaction by a Client if such Supervised Person’s transaction would disadvantage or appear to disadvantage the Client.  The following specific restrictions apply to all trading activity by Supervised Persons:

(a)           Any transaction in a Security in anticipation of an order from or on behalf of a Client (front running) is prohibited.

(b)           Any transaction of a Security included on the Restricted List of issuers maintained by Horizons USA is prohibited.  Horizons USA’s “Restricted List” shall include the name of any company as to which one or more individuals at Horizons USA may have material information which has not been publicly disclosed.

(c)           Any transaction in a Security which the Supervised Person knows or has reason to believe is being purchased or sold, or is being considered for purchase or sale, by or on behalf of a Client is prohibited until the Client’s transaction has been completed or consideration of such transaction is abandoned.

(d)           Any same-day transaction in a Security in which any Client has a pending or actual transaction is prohibited.

(e)           Any transaction in a Security during the period which beings three business days before any Client has traded in that Security is generally prohibited (“Three Day Transaction”).  A Supervised Person may conduct a Three Day Transaction if the price received by the Supervised Person is as good or worse than the price received by such Client.

(f)           A Supervised Person may not sell a Security that was traded by any Client within 3 days from the date of purchase by the Supervised Person (“Date of Purchase”) until 60 days has passed from the Date of Purchase

(g)           Any short selling or option trading that is economically opposite any pending transaction for any Client is prohibited.

(h)           Any transaction in a Security that would result in a Supervised Person’s profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) Security within 60 calendar days is generally prohibited.

All other transactions (including Securities to be acquired in an Initial Public Offering or Limited Offering), other than Exempt Transactions described below in Section 3, must be precleared by the Chief Compliance Officer pursuant to Section 4 below.

2.           Rule 17j-1 Prohibitions

You may not, directly or indirectly, in connection with the purchase or sale of a Security held or to be acquired by any U.S. registered investment company advised by Horizons USA (each, a “U.S. Registered Fund”):

(a)           Employ any device, scheme or artifice to defraud the U.S. Registered Fund;

(b)           Make to the U.S. Registered Fund any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made to the U.S. Registered Fund, in light of the circumstances under which they are made, not misleading;

(c)           Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the U.S. Registered Fund; or

(d)           To engage in any manipulative practice with respect to the U.S. Registered Fund.

3.           Use of Broker-Dealers and Brokerage Accounts

You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of Reportable Securities of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

4.           The following are Exempt Transactions that do not require preclearance by the Chief Compliance Officer:

(a)           Transactions in Non-Reportable Securities.

(b)           Any transaction in Securities in an account over which a Supervised Person does not have any direct or indirect influence or control.  There is a presumption that a Supervised Person can exert some measure of influence or control over accounts held by members of such person’s Immediate Family sharing the same household, but this presumption may be rebutted by presenting convincing evidence in writing to the Chief Compliance Officer.

(c)           Purchases of Securities under Automatic Investment Plans.

(d)           Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities for which a Supervised Person has Beneficial Ownership.

(e)           Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities for which a Supervised Person has Beneficial Ownership.

(f)           Such other classes of transactions as may be exempted from time to time by the Chief Compliance Officer based upon a determination that the transactions are unlikely to violate Rule 204A-1 under the Advisers Act.

(g)           Such other specific transactions as may be exempted from time to time by the Chief Compliance Officer based upon a determination that the transactions are unlikely to violate Rule 204A-1 under the Advisers Act.

5.           Preclearance and Verification Procedures to Implement Trading Restrictions

The following procedures shall govern all transactions in Securities in which a Supervised Person has or seeks to obtain Beneficial Ownership of such Securities (“Supervised Person Accounts”), except for Exempt Transactions as described in Section 3 above.

(a)           Supervised Person Transactions Subject to Preclearance

As noted above, certain Supervised Person transactions in Reportable Securities are subject to preclearance and subsequent review by the Chief Compliance Officer.  In the event the Chief Compliance is unavailable, either the Head of Operations and Finance, or the Chief Financial Officer may review the proposed transaction for approval.  A transaction for a Supervised Person’s account may be disapproved if it is determined by the Chief Compliance Officer that the Supervised Person is unfairly benefiting from, or that the transaction is in conflict with, or appears to be in conflict with, any “Client Transaction,” any of the above-described trading restrictions, or this Policy, Statement and Code.  Client Transactions include transactions for any Client or other account managed or advised by any Supervised Person for a fee.  If the Chief Compliance Officer wishes to conduct personal transactions, the Chief Financial Officer will have the responsibility to pre-clear the Chief Compliance’s Officer personal trading activities.

The determination that a Supervised Person may unfairly benefit from, or that a Supervised Person transaction may conflict with or appears to be in conflict with, a Client Transaction will be subjective and individualized, may include questions about the timely and adequate dissemination of information, availability of bids and offers, and other factors deemed pertinent for that transaction or series of transactions.  It is possible that a disapproval of a transaction could be costly to a Supervised Person or members of a Supervised Person’s family.  It is understood and acknowledged that Horizons USA’s trading restrictions are considered necessary to avoid conflicts of interest or the appearance of conflicts of interest, and thus benefit the Firm and its employees.

Any disapproval of a Supervised Person transaction shall be in writing.  A Supervised Person may appeal any such disapproval by written notice to the Chief Compliance Officer within two business days after receipt of notice of disapproval.  Such appeal shall be resolved promptly by the Chief Financial Officer.

(b)	Procedures for Preclearance of Transactions

Other Than Exempt Transactions

(i)           Transactions through Brokers or Banks.  Transactions through brokers or banks are permitted only after the Supervised Person has: (x) provided written notice to the Chief Compliance Officer prior to opening or placing an initial order in an account with such broker or bank, or, if an account(s) with such broker or bank was established prior to the implementation of this Policy, Statement and Code, has provided the Chief Compliance Officer with written details about the account(s); (y) obtained the written clearance of the Chief Compliance Officer prior to opening or placing initial orders in such account or, in the case of a pre-existing account, placing any further orders in such account; and (z) provided such broker or bank with a written notice of the Supervised Person’s affiliation with Horizons USA and requested that copies of trade confirmations and statements be sent to the Chief Compliance Officer.  The form of such written notice is attached as Appendix IV hereto.  A copy of such written notice and request should also be provided to the Chief Compliance Officer.  See Section III, “Reporting,” for more information on the reporting requirements that apply to Supervised Persons.

After a Supervised Person has obtained clearance to execute transactions through a broker or bank, the Supervised Person must submit a Trade Preclearance Form (a copy of which is attached as Appendix V hereto) to the Chief Compliance Officer prior to executing each transaction through such broker or bank.  The Chief Compliance Officer will notify a Supervised Person within three hours (or less) of any conflict and will advise whether the Supervised Person’s transaction has been cleared.

(ii)           Other Transactions.  All other Supervised Person transactions in Securities (e.g., participation in a privately-negotiated transaction), other than Exempt Transactions, must be cleared in writing by the Chief Compliance Officer prior to the Supervised Person entering into the transaction. If a Supervised Person wishes to engage in such a transaction, he or she must submit a Trade Preclearance Form to the Chief Compliance Officer. The Chief Compliance Officer will notify the Supervised Person within a reasonable timeframe of any conflict and will advise whether the Supervised Person’s transaction has been cleared.

(c)	Clearance is Effective Only for the Day on Which It is Granted

Clearance issued pursuant to these procedures is effective only for a specified Security and only until the close of business on which clearance is granted.  If a trade is not executed by the close of business, a new Trade Preclearance Form must be submitted.

III.	REPORTING

A.           Reports About Securities Holdings and Transactions

Supervised Persons must submit to the Chief Compliance Officer periodic written reports about their Reportable Securities holdings and transactions and their Securities accounts (and the Reportable Securities holdings and transactions and Securities accounts of other persons if the Supervised Person has Beneficial Ownership of such Securities and direct or indirect influence or control over such accounts). The obligation to submit these reports and the content of these reports are governed by the Federal Securities Laws.  The reports are intended to identify conflicts of interest that could arise when a Supervised Person invests in a Security or holds accounts that permit these investments, and to promote compliance with this Policy, Statement and Code.  Horizons USA is sensitive to privacy concerns, and will try not to disclose your reports to anyone unnecessarily.  Report forms are attached.  If a Supervised Person is also a Supervised Person of a Related Adviser and is required to submit substantially similar Reports about their Reportable Securities holdings and transactions and their Securities accounts to the

Related Adviser, the Supervised Person does not need to resubmit such Reports to Horizons USA.

Failure to file a timely, accurate, and complete report is a serious breach of Commission rules and this Policy, Statement and Code.  If a Supervised Person is late in filing a report, or files a report that is misleading or incomplete, such Supervised Person may face sanctions including withholding of bonuses or termination of employment.

1.           Initial Holdings Report:  Within ten days after the Initial Reporting Date, you must submit to Horizons USA an initial holdings report (a form of which is attached as Appendix II hereto) based on information that is current as of a date not more than 45 days prior to such date.  The term “Initial Reporting Date” means the later to occur of (i) the effective date of this Policy, Statement and Code, and (b) the date on which you become a Supervised Person.  The initial holdings report contains the following information:

(a)           The title and type of Security, and, as applicable, the exchange ticker symbol or CUSIP number, the number of equity shares and principal amount of each Reportable Security for which you have direct or indirect Beneficial Ownership.  All Reportable Securities held by Immediate Family members sharing a household with you should also be reported.  If you have a brokerage account statement that contains all required information regarding Reportable Securities in one document, you may satisfy the initial holdings report requirement by confirming the accuracy of the statement in writing.  If you do not have such a consolidated statement, you must compile and certify the accuracy of a composite list of all Reportable Securities required to be reported.  (See Appendix II attached hereto.)

(b)           The name and address of any broker, dealer, or bank or other institution (such as a general partner of a limited partnership, or transfer agent of a company) with whom you maintained an account in which any Securities were held for your direct or indirect benefit, and the account numbers and names of the persons for whom the accounts are held.  All Securities accounts (not just accounts holding Reportable Securities) must be identified.  If you have a brokerage account statement that contains all required account information in one document, you may satisfy the initial holdings report requirement by confirming the accuracy of the statement in writing.  If you do not have such a consolidated statement, you must compile and certify the accuracy of a composite list of all accounts required to be reported.  (See Appendix II attached hereto.)

(c)           An executed statement (and a letter or other evidence) pursuant to which you have instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all Securities transactions to Horizons USA, unless Horizons USA indicates that the information is otherwise available to it.  The form of this statement is attached as Appendix IV hereto.

(d)           The date you submitted the report.

2.           Quarterly Transaction Report:  Within 30 days after the end of each calendar quarter a Supervised Person must submit to the Chief Compliance Officer a transaction report (a form of which is attached as Appendix III hereto) that contains:

(a)           With respect to any transaction during the quarter in any Reportable Security in which you had, or as a result of the transaction acquired, Beneficial Ownership of such Reportable Security:

(i)           The date of the transaction, the name/title and as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date (if applicable), the number of equity shares of (or the principal amount of debt represented by) and principal amount of each Reportable Security involved;

(ii)           The nature of the transaction (i.e., purchase, sale, or other type of acquisition or disposition);

(iii)           The price at which the transaction in the Reportable Security was effected; and

(iv)           The name of the broker, dealer, bank, or other institution with or through which the transaction was effected.

(b)           The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained any account in which any Reportable Securities were held during the quarter of which you have Beneficial Ownership, the account numbers and names of the persons for whom the accounts were held, and the date when each account was established.

(c)           An executed statement (and a letter or other evidence) pursuant to which you have instructed each broker, dealer, bank, or other institution that has established a new account over which you have direct or indirect influence or control during the past quarter to provide duplicate account statements and confirmations of all Securities transactions to Horizons USA, unless Horizons USA indicates that the information is otherwise available to it.  The form of this statement is attached as Appendix IV hereto.

(d)           The date you submitted the report.

***You need not submit a quarterly transaction report to the Chief Compliance Officer if it would duplicate information contained in trade confirmations or account statements already received by the Chief Compliance Officer, provided that those trade confirmations or statements are received not later than 30 days after the close of the calendar quarter in which the transaction takes place. ***

3.           Annual Holdings Report:  You must, no later than February 14th each year, submit to the Chief Compliance Officer a report (the form of which is attached as Appendix II hereto) that is current as of a date no earlier than December 31 of the preceding calendar year (the “Annual Report Date”) and that contains:

(a)           The title and type of Security, and as applicable, the exchange ticker symbol or CUSIP number, the number of equity shares and principal amount of each Security for which you, the Supervised Person, have any direct or indirect Beneficial Ownership on the Annual Report Date.  All Reportable Securities held by Immediate Family members sharing a household with you should also be reported.  If you have a brokerage account statement that contains all required information regarding Reportable Securities in one document, you may satisfy the annual holdings report requirement by confirming the accuracy of the statement in writing.  If you do not have such a consolidated statement, you must compile and certify the accuracy of a composite list of all Reportable Securities required to be reported.  (See Appendix II attached hereto.)

(b)           The name and address of any broker, dealer, or bank or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained any account in which any Securities (including Non-Reportable Securities) are held for your direct or indirect benefit on the Annual Report Date, the account numbers and names of the persons for whom the accounts are held, and the date when each account was established.  All Securities accounts (not just accounts holding Reportable Securities) must be identified.  If you have a brokerage account statement that contains all required account information in one document, you may satisfy the annual holdings report requirement by confirming the accuracy of the statement in writing.  If you do not have such a consolidated statement, you must compile and certify the accuracy of a composite list of all accounts required to be reported.  (See Appendix II attached hereto.)

(c)           An executed statement (and a letter or other evidence) pursuant to which you have instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all Securities transactions to Horizons USA, unless Horizons USA indicates that the information is otherwise available to it.  The form of such statement is attached as Appendix IV hereto.

(d)           The date you submitted the report.

Exception to requirement to list transactions or holdings:  You are not required to submit holdings or transactions reports for any account over which you had no direct or indirect influence or control or with respect to transactions effected pursuant to an Automatic Investment Plan, unless requested by Horizons USA.  You must still identify the existence of the account in your list of accounts.  Transactions that override pre-set schedules or allocations of an automatic investment plan, however, must be included in a quarterly transaction report.

4.           Please contact the Chief Compliance Officer if you have questions about the above-described holding and transaction reporting requirements.

5.           The Compliance Department will send a reminder by February 1st each year to all Supervised Persons who have not provided their Annual Holdings Report to the Chief Compliance Officer.  A list of all Supervised Persons who have not provided their Annual Holdings Report to the Chief Compliance Officer by February 7th  will be submitted to the Chief Financial Officer.  This List will serve as a warning for the Chief Financial Officer to all potential violations of the Annual Holdings Report policy.  Any Supervised Person who fails to submit their Annual Holdings Report by February 14th  is in serious breach of Commission rules and this Policy, Statement and Code and may face sanctions including withholding of bonuses or termination of employment.

B.           Review of Reports and Other Documents

The Chief Compliance Officer will promptly review each report submitted by Supervised Persons, and each account statement or confirmation from institutions that maintain their accounts. To ensure adequate scrutiny, documents concerning the Chief Compliance Officer will be reviewed by the Head of Operations and Finance.

Review of submitted holding and transaction reports will include not only an assessment of whether the Supervised Person followed all required procedures of this Policy, Statement and Code, such as preclearance, but may also compare the personal trading to any restricted lists and periodically analyze the Supervised Person’s trading for patterns that may indicate abuse.

C.           Reporting to the Board of the U.S. Registered Funds

No less frequently than annually, the Chief Compliance Officer shall furnish to the Board of Directors/Trustees of each U.S. Registered Fund (the “Board”), and the Board must consider, a written report that:

(a)           Describes any issues arising under the Policy, Statement and Code or procedures since the last report to the Board, including, but not limited to, information about material violations of the Policy, Statement and Code or procedures and sanctions imposed in response to the material violations; and

(b)           Certifies that Horizons USA has adopted procedures reasonably necessary to prevent Supervised Persons from violating the Policy, Statement and Code.

IV.	STATEMENT ON INSIDER TRADING

A.           Background

Insider trading -- trading Securities while in possession of material, nonpublic information or improperly communicating such information to others -- may expose a person to stringent penalties.  Criminal sanctions may include a fine of up to $5,000,000 and/or 20 years’ imprisonment.  The Commission may recover the profits gained, or losses avoided, through insider trading, obtain a penalty of up to three times the illicit windfall, and/or issue an order permanently barring any person engaging in insider trading from the securities industry.  In addition, investors may sue seeking to recover damages for insider trading violations.

Regardless of whether a federal inquiry occurs, Horizons USA views seriously any violation of the Statement on Insider Trading (the “Statement”). Any such violation constitutes grounds for disciplinary sanctions, including dismissal and/or referral to civil or governmental authorities for possible civil or criminal prosecution.

The law of insider trading is complex; a Supervised Person legitimately may be uncertain about the application of the Statement in a particular circumstance. A question could forestall disciplinary action or complex legal problems.  Supervised Persons should direct any questions relating to the Statement to the Chief Compliance Officer.  A Supervised Person must also notify the Chief Compliance Officer immediately if he or she knows or has reason to believe that a violation of the Statement has occurred or is about to occur.

B.           Statement of Firm Policy

1.           Buying or selling Securities on the basis of material nonpublic information is prohibited.  This would include purchasing or selling (i) for a Supervised Person’s own account or one in which the Supervised Person has direct or indirect influence or control, or (ii) for the account of a Client.  If any Supervised Person is uncertain as to whether information is “material” or “nonpublic,” such person should consult the Chief Compliance Officer.

2.           Disclosing material, nonpublic information to inappropriate personnel, whether or not for consideration (i.e., tipping) is prohibited.  Material, nonpublic information must be disseminated on a  “need to know basis” only to appropriate personnel.  This would include any confidential discussions between the issuer and personnel of Horizons USA.  The Chief Compliance Officer should be consulted if a question arises as to who is privy to material, nonpublic information.

3.           Assisting anyone transacting business on the basis of material, nonpublic information through a third party is prohibited.

4.           The following summarizes principles important to this Statement:

(a)           What is “Material” Information?

Information is “material” when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company’s Securities. No simple “bright line” test exists to determine whether information is material; assessments of materiality involve highly fact-specific inquiries.  Supervised Persons should direct any questions regarding the materiality of information to the Chief Compliance Officer.

Material information often relates to a company’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.  Material information may also relate to the market for a Security.  Information about a significant order to purchase or sell Securities, in some contexts, may be deemed material; similarly, prepublication information regarding reports in the financial press may also be deemed material.

(b)           What is “Nonpublic” Information?

Information is “nonpublic” until it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the Commission or some other government agency, or available to the Dow Jones “tape” or The Wall Street Journal or some other general circulation publication, and after sufficient time has passed so that the information has been disseminated widely.

5.           Identifying Insider Information

Before executing any trade for oneself or others, including any Clients, a Supervised Person must determine whether he or she has access to material, nonpublic information.  If a Supervised Person believes he or she might have access to material, nonpublic information, he or she should take the following steps:

(a)           Immediately alert the Chief Compliance Officer, so that the applicable Security may be placed on the Restricted List if appropriate.

(b)           Do not purchase or sell the Securities on his or her behalf or for others, including any Clients.

(c)           Do not communicate the information inside or outside of Horizons USA, other than to the Chief Compliance Officer.

The Chief Compliance Officer will review the issue, determine whether the information is material and nonpublic, and, if so, what action Horizons USA should take.

6.           Contacts With Public Companies; Tender Offers

Contacts with public companies represent part of Horizons USA’s research efforts and Horizons USA may make investment decisions on the basis of its conclusions formed through such contacts and analysis of publicly available information.  Difficult legal issues may arise, however, when a Supervised Person, in the course of these contacts, becomes aware of material, nonpublic information.  For example, a company’s chief financial officer could prematurely disclose quarterly results, or an investor relations representative could make a selective disclosure of adverse news to certain investors.  In such situations, Horizons USA must make a judgment about its further conduct.  To protect oneself, Clients, and Horizons USA itself, a Supervised Person should immediately contact the Chief Compliance Officer if he or she believes he or she may have received material, nonpublic information.

Tender offers represent a particular concern in the law of insider trading for two reasons.  First, tender offer activity often produces extraordinary movement in the price of the target company’s Securities.  Second, the Commission has adopted a rule expressly forbidding trading and “tipping” while in possession of material, nonpublic information regarding a tender offer received from the company making the tender offer, the target company, or anyone acting on behalf of either.  Supervised Persons must exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

C.           Procedures To Implement Statement

1.           Responsibilities of Supervised Persons

(a)           All Supervised Persons must make a diligent effort to ensure that a violation of the Statement does not either intentionally or inadvertently occur.  In this regard, all Supervised Persons are responsible for:

(i)           Reading, understanding and consenting to comply with the insider trading policies contained in this Statement.  (Supervised Persons will be required to sign an acknowledgment that they have read and understood their responsibilities under the Policy, Statement and Code);

(ii)           Ensuring that no trading occurs for their account, for any account over which they have direct or indirect influence or control, for any Client’s account, or in Securities for which they have material, nonpublic information;

(iii)           Not disclosing insider information obtained from any source whatsoever to inappropriate persons.  Disclosure to family, friends or acquaintances will be grounds for immediate termination and/or referral to civil or governmental authorities for possible civil or criminal prosecution;

(iv)           Consulting the Chief Compliance Officer when questions arise regarding insider trading or when potential violations of the Statement are suspected;

(v)           Advising the Chief Compliance Officer of all outside activities, directorships, or major ownership (over 5%) in a public company.  No Supervised Person may engage in any outside activities as employee, proprietor, partner, consultant, trustee officer or director without prior written consent of the Chief Compliance Officer; and

(vi)           Being aware of, and monitoring, any Clients who are shareholders, directors, and/or senior officers of public companies.  Any unusual activity including a purchase or sale of restricted stock must be brought to the attention of the Chief Compliance Officer.

2.           Security

In order to prevent accidental dissemination of material nonpublic information, Supervised Persons must adhere to the following guidelines.

(a)           Inform management when unauthorized personnel enter the premises.

(b)           Lock doors at all times in areas that have confidential and secure files.

(c)           Refrain from discussing sensitive information in public areas.

(d)           Refrain from leaving confidential information on message devices.

(e)           Maintain control of sensitive documents including handouts and copies intended for internal dissemination only.

(f)           Ensure that faxes and e-mail messages containing sensitive information are properly sent, and confirm that the recipient has received the intended message.

(g)           Do not allow passwords to be given to unauthorized personnel.

V.	RUMORS; MANIPULATIVE TRADING PRACTICES

A.           Rumors

Supervised Persons are prohibited from circulating false rumors and rumors of a sensational character that reasonably may be expected to affect market conditions for one or more Securities, sectors, or markets, or improperly influencing any person or entity.  Intentionally creating, passing or using false rumors may violate the antifraud provisions of Federal Securities Laws, and such conduct is contradictory to this Code, as well as Horizons USA’s expectations regarding appropriate behavior of its Supervised Persons.

Unsubstantiated information published in a newspaper or announced on radio or television, however, may be repeated only after approval from the Chief Compliance Officer is obtained, and if the source and the unsubstantiated nature of the information are disclosed.  Please consult with the Chief Compliance Officer if you have questions regarding the appropriateness of any communications.

B.           Manipulative Trading Practices

Section 9(a)(2) of the Exchange Act and Rule 10b-5 thereunder make it unlawful for any person, acting alone or with others, to trade any Security in order to create actual or apparent active trading in such Security, or raise or depress the price of the Security.

Supervised Persons are prohibited from engaging in actual or apparent trading in a Security for the purpose of (i) inducing the purchase or sale of such Security by others; or (b) causing the price of a Security to move up or down.  The Exchange Act does not prohibit otherwise lawful activity that has the incidental result of changing the supply or demand or the intrinsic value of a Security.

The Chief Compliance Officer will monitor Client trading for any suspected breaches of Section 9(a)(2) or Rule 10b-5.

VI.	COMPLIANCE

A.           Certificate of Receipt

You are required to acknowledge receipt of your copy of this Policy, Statement and Code and that you have read and understood this Policy, Statement and Code.  A form for this purpose is attached to this Policy, Statement and Code as Appendix I.

B.           Annual Certificate of Compliance

You are required to certify upon your becoming a Supervised Person or the effective date of this Policy, Statement and Code, whichever occurs later, and annually thereafter, that you have read and understand this Policy, Statement and Code and recognize that you are subject to this Policy, Statement and Code.  Each annual certificate will also state that you have complied with all of the requirements of this Policy, Statement and Code during the prior year, and that you have disclosed, reported, or caused to be reported all holdings and transactions as required hereunder during the prior year.  A form for this purpose is attached to this Policy, Statement and Code as Appendix VI.

C.           Remedial Actions

If you violate this Policy, Statement and Code (including filing a late, inaccurate or incomplete holdings or transaction report), you shall be subject to remedial actions, which may include, but are not limited to, any one or more of the following:  (1) a warning; (2) disgorgement of profits; (3) imposition of a fine (which may be substantial); (4) demotion (which may be substantial); (5) suspension of employment (with or without pay); (6) termination of employment; or (7) referral to civil or governmental authorities for possible civil or criminal prosecution.  If you are normally eligible for a discretionary bonus, any violation of the Policy, Statement and Code may also reduce or eliminate the discretionary portion of your bonus.

D.           Review of Reports

The Chief Compliance Officer or a designee shall review all reports submitted under this Policy, Statement and Code.

E.           Notification of Reporting Obligation

The Chief Compliance Officer or a designee shall keep a record of all Supervised Persons and shall notify any new Supervised Persons of their obligations under this Policy, Statement and Code.

F.           Annual Review

Pursuant to Rule 17j-1(c)(2)(ii) under the Investment Company Act, with respect to any Client that is an investment company registered under the Investment Company Act,  Horizons USA will, no less frequently than annually, furnish to each such  investment company’s board of directors/trustees a written report that (i) describes any issues arising under this Policy, Statement and Code or procedures since the last report to the board, including but not limited to information about material violations of the Policy, Statement and Code or procedures and sanctions imposed in response to the material violations; and (ii) certifies that Horizons USA  has adopted procedures reasonably necessary to prevent its Supervised Persons from violating this Policy, Statement and Code.

G.           Reports of Material Changes to the Code

Within a reasonable period of time of making any material change to this Policy, Statement and Code, but in no event longer than six months after making a material change, the Chief Compliance Officer or a designee will report to the directors/trustees of each investment company that is a Client, the nature of such changes.

VII.	RETENTION OF RECORDS

The Chief Compliance Officer will maintain, for a period of six years unless specified in further detail below, the records listed below. The records will be maintained at Horizons USA’s s principal place of business in an easily accessible but secure place in the manner and to the extent set out in this section.

A.           A record of the names of persons who are currently, or within the past six years were, Supervised Persons of Horizons USA, subject to this Policy, Statement and Code during that period, must be maintained in an easily accessible place.

B.           The initial and annual Certificate of Compliance signed by all persons subject to this Policy, Statement and Code acknowledging receipt of copies of such Policy, Statement and Code and acknowledging they are subject to it and will comply with its terms.  All such Certificates of each Supervised Person must be kept for five years after the individual ceases to be a Supervised Person.

C.           A copy of each Policy, Statement and Code that has been in effect at any time during the five-year period, must be maintained in an easily accessible place.

D.           A copy of each report made by a Supervised Person pursuant to this Policy, Statement and Code, including any broker trade confirmations or account statements that were submitted in lieu of such persons’ quarterly transaction reports must be maintained for at least six years, the first three years in an easily accessible place.

E.           A record of all known violations of the Policy, Statement and Code and of any actions taken as a result thereof, regardless of when such violations were committed, must be maintained in an easily accessible place for at least six years.

F.           A record of any decision, and the reasons supporting the decision, to approve the acquisition of Securities in an Initial Public Offering or in a Limited Offering by Supervised Persons, must be maintained for at least six years after the approval is granted.

G.           A record of all reports made by the Chief Compliance Officer related to this Policy, Statement and Code, including, but not limited to, each report required by paragraph (c)(2)(ii) of Rule 17j-1 under the Investment Company Act ,must be maintained for at least six years after the report is made, the first two years in an easily accessible place.

VIII.	NOTICES.

For purposes of this Policy, Statement and Code, all notices, reports, requests for clearance, questions, contacts, or other communications to the Chief Compliance Officer shall be considered delivered if given to the Chief Compliance Officer.

IX.	REVIEW.

This Policy, Statement and Code shall be reviewed by the Chief Compliance Officer on an annual basis to ensure that it is meeting its objectives, is functioning fairly and effectively, and is not unduly burdensome to Horizons USA or Supervised Persons.  Supervised Persons are encouraged to contact the Chief Compliance Officer with any comments, questions or suggestions regarding implementation or improvement of the Policy, Statement and Code.

X.	DISCLOSURE

Each registered investment adviser is required to describe and furnish its Code of Ethics to furnish current or potential Clients, upon request.

XI.	EFFECTIVE DATE.

This Policy, Statement and Code took effect on September 3, 2012, and was revised on January 15, 2014.

Appendix I

HORIZONS ETFs MANAGEMENT (USA) LLC

ACKNOWLEDGMENT AND CERTIFICATION

PERSONAL INVESTMENT AND TRADING POLICY

STATEMENT ON INSIDER TRADING

AND

CODE OF ETHICS

I hereby certify to Horizons ETFs Management (USA) LLC (“Horizons USA”) that

(1)           I have received and reviewed Horizons USA’s Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics (the “Policy, Statement and Code”);

(2)           To the extent I had questions regarding any policy or procedure contained in the Policy, Statement and Code, I received satisfactory answers to those questions from appropriate Horizons USA personnel;

(3)           I fully understand the policies and procedures contained in the Policy, Statement and Code;

(4)           I understand and acknowledge that I am subject to the Policy, Statement and Code;

(5)           I will comply with the policies and procedures contained in the Policy, Statement and Code at all times during my association with Horizons USA, and agree that this Policy, Statement and Code will continue to apply to me subsequent to the termination of my association with Horizons USA in connection with:  (1) transactions in Securities (as defined in the Policy, Statement and Code) with respect to which I possess material, nonpublic information that I obtained while I was associated with Horizons USA and (2) transactions in Securities initiated, but not completed, prior to the termination of my association with Horizons USA; and

(6)           I understand and acknowledge that if I violate any provision of the Policy, Statement and Code,  I will be subject to remedial actions, which may include, but are not limited to, any one or more of the following: (a) a warning; (b) disgorgement of profits; (c) imposition of a fine (which may be substantial); (d) demotion (which may be substantial); (e) suspension of employment (with or without pay); (f) termination of employment; or (g) referral to civil or governmental authorities for possible civil or criminal prosecution.1  If you are normally eligible

1
The antifraud provisions of the United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic Securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the Commission to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

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Horizons ETFs Management (USA) LLC
Acknowledgment and Certification (page 2)

for a discretionary bonus, any violation of the Policy, Statement and Code may also reduce or eliminate the discretionary portion of your bonus.

Date: _________________________	Signature___________________________
Print Name__________________________

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Appendix II

HORIZONS ETFs MANAGEMENT (USA) LLC

INITIAL REPORT OR ANNUAL REPORT OF SUPERVISED PERSON’S

PERSONAL SECURITIES ACCOUNTS AND HOLDINGS

Initial Report    ☐
Annual Report  ☐

In accordance with the Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics (the “Policy, Statement and Code”), please provide the name of any broker, dealer, bank or other institution with which you maintain an account in which any Securities Interests (including Non-Reportable Securities) are held for your direct or indirect Beneficial Ownership.  Please include all accounts for which you make investment decisions (other than accounts of any Clients).  Capitalized terms used but not defined herein have the meanings set forth in the Policy, Statement and Code.

As described in “Transactions required to be reported” in Appendix III (“Quarterly Brokerage Account and Non-Broker Transaction Report”), also please provide a list of Reportable Securities in which you or any account in which you have a Pecuniary Interest has a Beneficial Ownership.  This includes not only Securities held by brokers, but also Securities held at home, in safe deposit boxes or by an issuer.  Please include Reportable Securities in all accounts for which you make investment decisions (other than accounts of any Clients).

Securities Accounts (including Accounts holding Non-Reportable Securities)

(1)	Name of employee:	_____________________
(2)	If different than #1, name of the person in whose name the account is held:	_____________________
(3)	Relationship of (2) to (1):	_____________________

Note:  If you have a brokerage account statement that requires all required information regarding your accounts in one document, you may satisfy the initial or annual holdings requirement by virtue of attaching that statement to this report.  If you do not have such a consolidated statement, please list all required information on this form (attaching a separate sheet if necessary).

(4)	Broker(s) at which Account is Maintained	_____________________ _____________________ _____________________ _____________________

(5)	Account Number(s):			_____________________ _____________________ _____________________ _____________________
(6)	Telephone number(s) of Broker:			_____________________ _____________________ _____________________ _____________________
Reportable Securities Holdings
(7)
For each account, attach your most recent account statement listing Securities in that account.  This information must be current as of a date no more than 45 days before this report is submitted.
Note:  If you have a brokerage account statement that requires all required information regarding your Reportable Securities in one document, you may satisfy the initial or annual holdings requirement by virtue of attaching that statement to this report.  If you do not have such a consolidated statement, please list all required information on this form (attaching a separate sheet if necessary).

	Name and Type of Security*	Symbol/ CUSIP	Number of Shares	Value/Principal Amount
1.
2.
3.
4.
5.

*Including principal amount, if applicable.

(Attach separate sheet if necessary)

I certify that this form and the attached statements (if any) contain all information regarding my Securities accounts and Reportable Securities that I am required to report, as set forth in the Policy, Statement and Code.

Signature______________________
Print Name_________________________
Date: ______________________________
(8a).  Check box and sign here, if applicable; otherwise, check box (8b) and sign where noted.

□ I also certify that I have caused duplicate confirms and duplicate statements to be sent to the Chief Compliance Officer of Horizons USA LLC for every brokerage account listed above that trades in Securities as defined in the Policy, Statement and Code.

Signature______________________________
Print Name_____________________________
Date: ____________________________

(8b).  Check box and sign here, if applicable; otherwise, check box (8a) and sign above.

□  I hereby certify that (a) I maintain no accounts in which any Securities (including Non-Reportable Securities) are held for my direct or indirect Beneficial Ownership and (b) neither I, nor any account in which I have a Pecuniary Interest, nor any non-client account for which I make investment decisions, has Beneficial Ownership in any Reportable Securities.

Signature_______________________
Print Name______________________
Date:_______________________________________

Appendix III

HORIZONS ETFs MANAGEMENT (USA) LLC

 QUARTERLY BROKERAGE ACCOUNT

AND NON-BROKER TRANSACTION REPORT

You, as a Supervised Person, must cause each broker, dealer, bank or other institution that maintains an account over which you have influence or control and holds Securities for which you have Beneficial Ownership, to provide to the Chief Compliance Officer, on a timely basis, duplicate copies of confirmations of all transactions in the account and duplicate statements for the account and you must report to the Chief Compliance Officer, within 30 days of the end of each calendar quarter, all transactions effected without the use of a registered broker-dealer in Securities (other than transactions in Non-Reportable Securities). Capitalized terms used but not defined herein have the meanings set forth in the Policy, Statement and Code.

I have requested that you receive duplicate statements and confirms on my behalf from the following brokers:

Name	Broker	Account Number	Date	Date Account Opened
______________	______________	______________	______________	______________
______________	______________	______________	______________	______________
______________	______________	______________	______________	______________

The following are Securities transactions that have not been reported and/or executed through a broker-dealer (i.e., direct purchase of a Limited Offering) during the previous calendar quarter.

Date	Buy/Sell	Security Name	Symbol/ CUSIP	Interest Rate and Maturity Date	Number of Shares/Principal Amount	Price	Broker/ Issuer
_______	_____	____________	______	_______________	_______	_____	________
_______	_____	___________	______	_______________	_______	_____	________
______	_____	__________	_____	_____________	_______	____	_______

By signing this document, I am certifying that I have caused duplicate confirms and duplicate statements to be sent to the Chief Compliance Officer of Horizons ETFs Management (USA) LLC for every brokerage account that trades in Securities (as defined in the Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics).

_____________                      ______________
Date                                           Signature

III-1

1.
Transactions required to be reported.  You should report every transaction in which you acquired or disposed of any Security in which you had a Beneficial Ownership interest during the calendar quarter.  The term “beneficial ownership” is the subject of a long history of opinions and releases issued by the Securities and Exchange Commission and generally means that you would receive the benefits of owning a Security.  The term includes, but is not limited to the following cases and any other examples in the Code:

(A)	Where the Security is held for your benefit by others (brokers, custodians, banks and pledgees);

(B)	Where the Security is held for the benefit of members of your Immediate Family sharing the same household;

(C)
Where Securities are held by a corporation, partnership, limited liability company, investment club or other entity in which you have an equity interest if you are a controlling equityholder or you have or share investment control over the Securities held by the entity;

(D)	Where Securities are held in a trust for which you are a trustee and under which either you or any member of your Immediate Family have a vested interest in the principal or income; and

(E)	Where Securities are held in a trust for which you are the settlor, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

Notwithstanding the foregoing, the following transactions are not required to be reported:

(A)	Transactions in Securities which are direct obligations of the United States;

(B)	Transactions effected in any account over which you have no direct or indirect influence or control; or

(C)	Shares of registered open-end investment companies.

2.
Security Name.  State the name of the issuer and the class of the Security (e.g., common stock, preferred stock or designated issue of debt securities) including the interest rate, principal amount and maturity date, if applicable.  In the case of the acquisition or disposition of a futures contract, put, call option or other right (hereinafter referred to as “options”), state the title of the Security subject to the option and the expiration date of the option.

3.
Future Transactions.  Please remember that duplicates of all Confirmations, Purchase and Sale Reports, and month-end Statements must be sent to Horizons USA by your broker.  Please double check to be sure this occurs if you report a futures transaction.

4.	Transaction Date. In the case of a market transaction, state the trade date (not the settlement date).

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5.	Nature of Transaction (Buy or Sale). State the character of the transaction (e.g., purchase or sale of Security, purchase or sale of option, or exercise of option).

6.
Amount of Security Involved (No. of Shares).  State the number of shares of stock, the face amount of debt Securities or other units of other Securities.  For options, state the amount of Securities subject to the option.  If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire amount of Securities involved in the transaction.  In such cases, you may also indicate, if you wish, the extent of your interest in the transaction.

7.
Purchase or Sale Price.  State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution.  In the case of an option, state the price at which it is currently exercisable.  No price need be reported for transactions not involving cash.

8.	Broker, Dealer or Bank Effecting Transaction. State the name of the broker, dealer or bank with or through whom the transaction was effected.

9.	Signature. Sign the form in the space provided.

10.	Filing of Report. This report should be filed NO LATER THAN 30 CALENDAR DAYS following the end of each calendar quarter.

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Appendix IV

HORIZONS ETFs MANAGEMENT (USA) LLC

LETTER OF DIRECTION

Name of broker, bank, dealer or other institution
Address of broker, bank, dealer or other institution

Re:           Notification of Account Approval

Dear Ladies and Gentleman:

We are providing this letter to you at the request of  _____________________________, (the “Employee”), who is employed by or otherwise associated with Horizons ETFs Management (USA) LLC and who holds the account(s) listed below with your firm.   Please accept this letter as confirmation that we are aware of and have authorized the Employee to maintain such account(s).

Account Name	Account Number

By his or her signature below, Employee hereby requests that you forward duplicate monthly account statements and trade confirmations relating to the account(s) listed above to the following address:

Mirae Asset Global Investments (USA) LLC
One Bryant Park, 39th Floor
New York, New York 10036
Attention: Andrew Nathanson, CCO

Signature of Employee: _____________________________________________________________________

Please direct any questions or comments you may have to my attention. I can be reached at (   ) ___________.  Thank you for your cooperation.

Sincerely yours,

IV-1

Appendix V

HORIZONS ETFs MANAGEMENT (USA) LLC

TRADE PRECLEARANCE FORM

PLEASE USE A SEPARATE FORM FOR EACH SECURITY

Name of Employee (please print)

Department Portfolio Manager or Supervisor Telephone

Broker Account Number Telephone

[_] Buy [_] Sell Ticker Symbol

Quantity Issue (Full Security Description)

Source of idea (please explain where you learned of the trade opportunity): _____________________________________________________________________________
IPO	Private Placement	Traded Security in Prior 60 Days	Short Sale

[_] Yes [_] No	[_] Yes [_] No	[_] Yes [_] No	[_] Yes [_] No

Approvals

This area reserved for Chief Compliance Officer use only

Trade Has Been Date Approved

[ ] Approved [ ] Not Approved

Legal / Compliance (if required)

Approvals are valid until the close of business on the day approval has been granted.  Accordingly, GTC (good till canceled) orders are prohibited.  If a trade is not executed by the close of business, you are required to submit a new preclearance form.  It is each employee’s responsibility to comply with all provisions of the Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics (the “Policy, Statement and Code”).  Obtaining preclearance satisfies the preclearance requirements of the Policy, Statement and Code, but does not imply compliance with the Policy, Statement and Code’s other provisions.

V-1

Preclearance procedures apply to all Supervised Persons and their Immediate Family (as defined by the Policy, Statement and Code) including:  a) all accounts in the name of the Supervised Person or the Supervised Person’s spouse or minor children; b) all accounts in which any of such persons have a beneficial interest; and c) all other accounts over which any such person exercises any investment discretion.  Please see the Policy, Statement and Code for the complete definition of Immediate Family.

By signing below the employee certifies the following:  The employee agrees that the above order is in compliance with the Policy, Statement and Code and is not based on knowledge of an actual Client order within the previous three calendar days in the Security that is being purchased or sold, or knowledge that the Security is being considered for purchase or sale in one or more specific Client accounts, or knowledge of a change or pendency of a change of an investment management recommendation.  The employee also acknowledges that he or she is not in possession of material, inside information pertaining to the Security or issuer of the Security.

Employee Signature__________________	Date___________________

PLEASE SEND A COPY OF THIS FORM TO THE CHIEF COMPLIANCE OFFICER FOR ALL PROPOSED TRADES.  YOU ARE NOT AUTHORIZED TO ENGAGE IN THE PROPOSED TRADE UNTIL YOU RECEIVE A COPY OF THIS FORM MARKED TO INDICATE THE APPROVAL OF THE CCO.

V-2

Appendix VI

HORIZONS ETFs MANAGEMENT (USA) LLC

ANNUAL CERTIFICATION OF COMPLIANCE

I hereby certify that I have complied with all of the requirements of the Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics (the “Policy, Statement and Code”), for the fiscal year ended December 31, 201_.  Pursuant to the Policy, Statement and Code, if I am a Supervised Person, I have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported thereunder, and complied in all other respects with the requirements of the Policy, Statement and Code, except as follows (if no exceptions apply, please initial here ________; if exceptions apply, please describe below.  I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Policy, Statement and Code has occurred.

Date: ___________________	Signature___________________________
Print Name__________________________

VI-1

ANNUAL CERTIFICATION

The undersigned hereby certifies on behalf of Horizons ETFs Management (USA) LLC (“Horizons USA”) that Horizons USA has adopted procedures that are reasonably necessary to prevent the Supervised Persons of Horizons USA from violating the Horizons USA Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics Pursuant to Rules 204A-1 and 204-2 under the Investment Advisers Act of 1940, as amended and Rule 17j-1 under the Investment Company Act of 1940, as amended.

Date: _________________

____________________________________________________
Chief Compliance Officer, Horizons ETFs Management (USA) LLC

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